UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-129179	31-17570886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor
Boston, Massachusetts 02210
(Address of principal executive offices, including  zip code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 24, 2006, National MENTOR, Inc., a subsidiary of National MENTOR Holdings, Inc. (“Mentor”), Homework Center, Inc. (the “New Guarantor”), each other then existing Guarantor under the Indenture (as hereinafter defined) (the “Existing Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Supplemental Indenture”), supplementing the indenture, dated November 4, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), among Mentor, the Existing Guarantors and the Trustee, pursuant to which Mentor issued 9-5/8% Senior Subordinated Notes due 2012 (the “Notes”). Pursuant to the Supplemental Indenture, the New Guarantor became a guarantor of Mentor’s obligations under the Notes. The New Guarantor is also joining the Amended and Restated Credit Agreement, dated as of November 4, 2004, as amended by the First Amendment, dated as of March 30, 2005, by and among National MENTOR Holdings, Inc., National MENTOR, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Dymas Funding Company, LLC, General Electric Capital Corporation, Merrill Lynch Capital and UBS Securities LLC, as co-documentation agents, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, as administrative agent, as a subsidiary guarantor thereunder.

A copy of the Supplemental Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description

4.1	Supplemental Indenture, dated May 24, 2006, among National MENTOR, Inc., Homework Center, Inc., the existing guarantors named therein and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Denis M. Holler
Date: May 24, 2006	Name:	Denis M. Holler
	Title:	Senior Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture, dated May 24, 2006, among National MENTOR, Inc., Homework Center, Inc., the existing guarantors named therein and U.S. Bank National Association.